Exhibit 35.g
                                                       Corporate Trust Services
                                                       MAC N2702-011
    [LOGO] Wells Fargo                                 9062 Old Annapolis Road
                                                       Columbia, MD 21045
                                                       410 884-2000
                                                       410 715-2380 Fax

                                                       Wells Fargo Bank, N.A.

Deutsche Bank Trust Co. Americas
1761 East Saint Andrews Place
Attention Trust Admin-DB07C9
Santa Ana, CA 92707

RE: Annual Statement as to Compliance
    ---------------------------------

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

      (a) a review of Wells Fargo's activities as Trustee under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

      (b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.

March 1, 2008

/s/ Judith Rishel
---------------------------
JUDITH RISHEL
Vice President





To: Deutsche Bank Trust Co. Americas

                                                       Corporate Trust Services
                                                       MAC N2702-011
    [LOGO] Wells Fargo                                 9062 Old Annapolis Road
                                                       Columbia, MD 21045
                                                       410 884-2000
                                                       410 715-2380 Fax

                                                       Wells Fargo Bank, N.A.



                                                                  Schedule A
                                                                  ----------

                    List of Servicing Agreement(s) and Series

1 Pooling and Servicing Agreement for Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, COMM 2007-C9, Wells Fargo Bank, N.A. as Trustee

2 Pooling and Servicing Agreement for Citigroup Commercial Mortgage Securities Pass-Through Certificates Series 2007-CD5, Wells Fargo Bank, N.A. as Trustee





To: Deutsche Bank Trust Co. Americas